                                  SCHEDULE 14A
                                  (RULE 14A-1)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
   [ ]  Preliminary Proxy Statement                   [ ] Confidential, for use of the Commission only
                                                          (as permitted by Rule 14a-6(e)(2))
   [X] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ORIENTAL FINANCIAL GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
       (2)        Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
       (4)        Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
       (5)        Total fee paid:

--------------------------------------------------------------------------------
   [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
   [ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)        Amount previously paid:

--------------------------------------------------------------------------------
       (2)        Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
       (3)        Filing Party:

--------------------------------------------------------------------------------
       (4)        Date Filed:

--------------------------------------------------------------------------------

                          ORIENTAL FINANCIAL GROUP INC.
                             1000 San Roberto Street
                                 Monacillos Ward
                           San Juan, Puerto Rico 00926
                                 (787) 721-6800
                        http://www.orientalfinancial.com

                            NOTICE OF ANNUAL MEETING
                         To Be Held on October 23, 2001

Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Oriental Financial Group Inc. (the "Company"), which will be held at conference room 9-A of the McConnell Valdes law offices located at 270 Munoz Rivera Avenue, Ninth Floor, San Juan, Puerto Rico, on Tuesday, October 23, 2001 at 10:00 a.m. for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1) To elect two directors to three-year terms expiring at the 2004 annual meeting of stockholders or until their successors are duly elected and qualified; and

(2) To transact such other business as may properly come before the 2001 annual meeting of stockholders or at any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the meeting, management at present knows of no other business to be brought before the meeting.

         Information relating to the above matters is set forth in the accompanying Proxy Statement. Stockholders of record at the close of business on September 21, 2001 are entitled to notice of and to vote at this meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                          Jose Enrique Fernandez
                                          Chairman, President and
                                          Chief Executive Officer

October 1, 2001
San Juan, Puerto Rico

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN, PROMPTLY, THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. IF YOU PLAN TO ATTEND THE MEETING, YOU MUST SHOW AT THE ENTRANCE TO THE MEETING PROOF OF OWNERSHIP OF THE COMPANY'S COMMON STOCK OR A PROPER IDENTIFICATION CARD. IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME AND YOU PLAN TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON, YOU MUST CONTACT YOUR BROKER OR AGENT IN WHOSE NAME YOUR SHARES ARE REGISTERED TO OBTAIN A BROKER'S PROXY ISSUED IN YOUR NAME AND BRING IT TO THE MEETING IN ORDER TO VOTE.

                                TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
PROXY STATEMENT....................................................................1
SOLICITATION OF PROXIES............................................................1
VOTING STOCK OUTSTANDING AND VOTE REQUIRED FOR APPROVAL............................2
PROPOSAL 1:  ELECTION OF DIRECTORS.................................................2
CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS.....................................3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.....................3
INFORMATION WITH RESPECT TO DIRECTORS WHOSE TERMS CONTINUE AND
       EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS....................................5
       Directors Whose Terms Expire In 2003........................................5
       Directors Whose Terms Expire In 2002........................................5
       Executive Officers Who Are Not Directors....................................6
BOARD MEETINGS AND COMMITTEES......................................................7
EXECUTIVE COMPENSATION.............................................................9
SUMMARY COMPENSATION TABLE.........................................................9
OPTION/SAR GRANTS IN LAST FISCAL YEAR.............................................10
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
       FISCAL YEAR-END OPTION/SAR VALUES..........................................11
       Employment Agreements......................................................11
       401(k) Plan................................................................16
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...........................16
       Bonus......................................................................16
       Long-Term Compensation.....................................................16
       Fiscal 2001 Results........................................................17
       Compensation of Chairman, President and Chief Executive Officer............17
       Compensation Committee Interlocks and Insider Participation................17
AUDIT COMMITTEE REPORT............................................................17
INDEBTEDNESS OF MANAGEMENT........................................................18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...........................18
PERFORMANCE GRAPH.................................................................19
INDEPENDENT AUDITORS..............................................................20
       Audit Fees.................................................................21
       Financial Information Systems Design and Implementation Fees...............21
       All Other Fees.............................................................21
STOCKHOLDERS' PROPOSALS...........................................................21
ANNUAL REPORTS....................................................................21

APPENDIX A --- Audit Committee Charter

                          ORIENTAL FINANCIAL GROUP INC.

                                 PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                     To be held on Tuesday, October 23, 2001

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Oriental Financial Group Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders to be held on Tuesday, October 23, 2001 (the "Annual Meeting") at 10:00 a.m., at conference room 9-A of the McConnell Valdes law offices located at 270 Munoz Rivera Avenue, Ninth Floor, Hato Rey, Puerto Rico, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement is expected to be mailed to stockholders on or about October 1, 2001.

         Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by:
(i) filing with the Secretary of the Company written notice thereof (addressed to: Secretary, Oriental Financial Group Inc., c/o Juan D. Berrios, Esq., 268 Munoz Rivera Avenue, Suite 503, San Juan, Puerto Rico 00918); (ii) submitting a duly executed proxy bearing a later date; or (iii) by appearing personally at the Annual Meeting and giving the Secretary notice of his/her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting, including any adjournment or postponement thereof, and will not be used for any other purpose.

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to: (i) the approval of the minutes of the last annual meeting of stockholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the Annual Meeting; and (iv) such other matters as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any business that may properly come before the meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                             SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by the Company. The Company has retained the services of American Stock Transfer & Trust Company, which also acts as the Company's transfer agent and registrar, to assist the Company in the solicitation of proxies for the Annual Meeting. The fee to be paid to such firm for these services is not expected to exceed $1,500, plus reimbursement of all reasonable out-of-pocket expenses. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of the Company's common stock, $1.00 par value per share (the "Common Stock"). In addition to solicitations by mail, directors, officers and employees of the Company or any of its subsidiaries may solicit proxies personally, by telephone or otherwise without additional compensation.

                                       -2


                            VOTING STOCK OUTSTANDING
                         AND VOTE REQUIRED FOR APPROVAL

         Only holders of Common Stock of record at the close of business on September 21, 2001 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. The total number of shares of Common Stock outstanding on the Voting Record Date and eligible to cast votes at the Annual Meeting is 12,456,616. On the Voting Record Date, there were outstanding 1,340,000 shares of 7.125% Noncumulative Monthly Income Preferred Stock, Series A, $1.00 par value per share (the "Preferred Stock"). The shares of Preferred Stock are not entitled to vote in the Annual Meeting.

         The presence, either in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. For purposes of determining quorum, abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has expressly indicated that it does not have discretionary authority to vote on a particular matter. Action with respect to Proposal 1, "Election of Directors", shall be taken by a majority of the votes cast. Therefore, abstentions and broker non-votes will not have an effect on the election of directors. With respect to this proposal, each holder of Common Stock has the right to cumulate his/her votes as described below under "CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS".

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The By-laws of the Company provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board of Directors. The number of directors as established by resolution is presently nine, which includes a vacancy that resulted from the resignation of a director in January 2001. The Company's Certificate of Incorporation, as amended, and By-laws also provide that the Board of Directors shall be divided into three classes of directors as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are duly elected and qualified. Only one class of directors is to be elected annually.

         Other than Mr. Jose Enrique Fernandez's employment agreement with Oriental Bank and Trust (the "Bank"), a Puerto Rico commercial bank and a wholly-owned subsidiary of the Company, which requires the Board of Directors of the Bank to nominate him for election as a director of the Bank and, if elected, as Chairman of the Bank's Board of Directors, there are no arrangements or understandings between the Company or the Bank and any person pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Company, including its subsidiaries, by blood, marriage or adoption (excluding those that are more remote than first cousin).

         Messrs. Emilio Rodriguez, Jr. and Alberto Richa Angelini have been nominated as directors for three-year terms expiring in 2004. Set forth below is certain information with respect to such nominees.

         Emilio Rodriguez, Jr. (Age 52) - Director of the Company since 1992 (including terms as director of the Bank). He is the President of Milrod Enterprises, San Juan, Puerto Rico, since May 1998. Mr. Rodriguez was the President of Almacenes Rodriguez, Inc., Santurce, Puerto Rico, from May 1973 to May 1998. He has also served as Secretary of the Board of Directors of E&C Computers, Inc., San Juan, Puerto Rico, since 1982.

         Alberto Richa Angelini (Age 60) - Director of the Company since 1990 (including terms as director of the Bank). He has been a Director of Development for Empresas Fonalledas, Inc., San Juan, Puerto Rico, since February 1998. He worked as a consulting engineer for Resort Builders, S.E. (a construction company), Isla Verde, Puerto Rico, from February 1996 to February 1998. He served as Executive Vice President and Chief Operating Officer of Rexach Construction Company, Inc., San Juan, Puerto Rico, from April 1990 to February 1996, and as Executive Vice President - Administration of the same company from 1984 to April 1990. He served as President of the Associated General Contractors of America, Puerto Rico Chapter and served on its Board of Directors for ten years.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be distributed equally between the two nominees designated by the Board of Directors or in such other fashion as will most likely ensure election of the nominees.

         If any person named as a nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

                        THE BOARD OF DIRECTORS RECOMMENDS
                    THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 1.

                 CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

         Pursuant to the By-laws of the Company, holders of Common Stock have the right to cumulate their votes at annual meetings in which more than one director is being elected. Cumulative voting entitles each holder of Common Stock to a number of votes equal to the number of shares of Common Stock held by him/her multiplied by the number of directors to be elected. A holder of Common Stock may cast all or any number of such votes for one nominee or distribute such votes among any two or more nominees as he/she desires. Thus, for example, for the election of the two nominees being considered at this Annual Meeting, a stockholder owning 1,000 shares of Common Stock is entitled to 2,000 votes, and may distribute such votes equally among the nominees for election, cast them for the election of only one of such nominees, or otherwise distribute such votes as he/she desires.

         In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the two nominees designated by the Board of Directors or in such other fashion as will most likely ensure the election of all the nominees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to the shares of Common Stock beneficially owned, as of August 31, 2001, by the only person known to the Company to be the beneficial owner of 5% or more of the total number of shares of Common Stock outstanding.

                                          AMOUNT AND NATURE OF
           NAME AND ADDRESS OF            BENEFICIAL OWNERSHIP      PERCENT OF
            BENEFICIAL OWNER               OF COMMON STOCK(1)      COMMON STOCK
           -------------------            --------------------     ------------

         Jose Enrique Fernandez               2,527,998(2)            20.21%
        1717 Lilas San Francisco
       San Juan, Puerto Rico 00927

---------------

(1) Based upon filings made pursuant to the Securities Exchange Act of 1934, as amended, and information furnished by the respective individuals and entities.

(2) The amount set forth in the table for Mr. Fernandez includes 49,532 shares that may be received upon the exercise of stock options within 60 days. While Mr. Fernandez may be deemed to beneficially own the 49,532 shares subject to options that may be exercised within 60 days for purposes of the Securities Exchange Act of 1934, as a result of his having elected to receive qualified stock options pursuant to the stock option plans, under Puerto Rico law the aggregate fair market value of shares (determined as of the time of grant) for which Mr. Fernandez may exercise stock options for the first time in any calendar year cannot exceed $100,000. The amount also includes 2,752 shares owned by Mr. Fernandez through the Bank's 401(k) Plan (as such term is defined hereinafter).

       The following table sets forth information as to the number of shares of Common Stock and Preferred Stock beneficially owned by the Company's directors, Named Executive Officers (as such term is defined hereinafter), and other executive officers as of August 31, 2001:

                            AMOUNT AND NATURE OF                       AMOUNT AND NATURE OF
                            BENEFICIAL OWNERSHIP      PERCENT OF       BENEFICIAL OWNERSHIP         PERCENT OF
          NAME               OF COMMON STOCK(1)     COMMON STOCK(2)    OF PREFERRED STOCK(1)    PREFERRED STOCK(3)
          ----              --------------------    ---------------    ---------------------    ------------------

DIRECTORS

Pablo I. Altieri                  122,943(4)                --                     0                      0

Efrain Archilla                     4,180(5)                --                10,000                     --

Jose Enrique Fernandez          2,527,998(6)             20.21%               20,000                   1.49%

Julian S. Inclan                   60,260(7)                --                     0                      0

Diego Perdomo                     234,723(8)              1.83%                    0                     --

Alberto Richa Angelini             17,730(9)                --                 1,000                     --

Emilio Rodriguez, Jr               35,123(10)               --                     0                      0

Francisco Arrivi                        0                    0                     0                      0

NAMED EXECUTIVE OFFICERS

Jose Enrique Fernandez          2,527,998(11)            20.21%               20,000                   1.49%

Jose Rafael Fernandez              39,141(12)               --                     0                      0

Eli E. Diaz                         9,154(13)               --                     0                      0

Rafael Valladares                   4,160(14)                                                            --

Marcial Diaz                       28,295(15)               --                     0                      0

Andres Morgado                     58,493(16)               --                     0                      0

---------------

(1) Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he/she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he/she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares, subject in the case of those directors who are married to the community property laws of Puerto Rico. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of capital stock which he/she has a right to acquire within 60 days, including pursuant to the exercise of outstanding stock options, and to all shares subject to options or other rights of acquisition acquired in connection with or as a participant in any transaction involving a change in control. Shares of capital stock which are subject to stock options or other rights of acquisition are deemed to be outstanding for the purpose of computing the percentage of outstanding capital stock owned by such person or group but are not deemed outstanding for the purpose of computing the percentage of capital stock owned by any other person or group.

(2) Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the issued and outstanding Common Stock.

(3) Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the issued and outstanding Preferred Stock.

(4) This amount includes 1,250 shares that he may acquire upon the exercise of stock options.

(5) This amount includes 1,250 shares that he may acquire upon the exercise of stock options.

(6) This amount includes 49,532 shares that he may acquire upon the exercise of stock options within 60 days. It also includes 2,752 shares that he owns through the Bank's 401(k) Plan.

(7) This amount includes 1,250 shares that he may acquire upon the exercise of stock options.

(8) This amount includes 1,250 shares that he may acquire upon the exercise of stock options.

(9) This amount includes 1,250 shares that he may acquire upon the exercise of stock options.

(10) This amount includes 1,250 shares that he may acquire upon the exercise of stock options.

(11)     See note 6 above.

(12) This amount includes 6,663 shares that he may acquire upon the exercise of stock options. It also includes 6,797 shares that he owns through the Bank's 401(k) Plan.

(13) This amount includes 3,333 shares that he may acquire upon th exercise of stock option. It also includes 5,563 shares that he owns through the Bank's 401(k) Plan.

(14) This amount includes 468 shares that he owns through the Bank's 401(k) Plan. It also includes 2,770 shares that he owns through the Bank's 401(k) Plan.

(15) This amount includes 5,000 shares that he may acquire upon the exercise of stock options.

(16) This information is as of June 30, 2000. Mr. Morgado resigned on August 17, 2000.

         As of August 31, 2001, all of the Company's directors, nominees for director, Named Executive Officers (excluding Mr. Morgado who resigned on August 17, 2000), and other executive officers as a group (14 persons) beneficially owned 3,109,420 shares of Common Stock or approximately 24.86% of the issued and outstanding Common Stock, and 33,500 shares of Preferred Stock or approximately 2.50% of the issued and outstanding Preferred Stock.

                      INFORMATION WITH RESPECT TO DIRECTORS
                   WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS
                              WHO ARE NOT DIRECTORS

         Set forth below is certain information with respect to each director whose term continues.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

         Jose Enrique Fernandez (Age 57) - Chairman of the Board of Directors of the Bank since December 1, 1988 and President and Chief Executive Officer of the Bank since September 1, 1988. Chairman of the Board of Directors, President and Chief Executive Officer of the Company since June 1996. Mr. Fernandez was President and Chief Executive Officer of Drexel Burnham Lambert Puerto Rico Incorporated, San Juan, Puerto Rico, from October 1984 to April 1988. He was President and Chief Executive Officer of A.G. Becker Puerto Rico from 1978 to September 1984, and Vice President-Associate Manager of Prudential Bache Securities from 1965 to 1978. Mr. Fernandez also serves as a member of the Board of Trustees of the University of Notre Dame, South Bend, Indiana, and as a member of the Board of Trustees of the YMCA Retirement Fund, New York, New York. He served from 1997 to 1998 as a member of the Board of Trustees of Sacred Heart University, San Juan, Puerto Rico.

         Efrain Archilla (Age 47) - Director of the Company since 1991 (including terms as director of the Bank). He is President and General Manager of WYQE-FM, Radio Yunque 93 FM in Naguabo and Fajardo, Puerto Rico, since 1994. Mr. Archilla is an operations consultant of WALO-AM Radio Oriental, Inc. and Ochoa Broadcasting Corp. since 1993, and was General Manager of WALO Radio Station from 1973 to 1994, and Vice President and Treasurer of Ochoa Broadcasting Corp. and Radio Oriental, Inc. from 1975 to 1994. He served as President of the Puerto Rico Broadcasters Association from 1988 to 1992, and currently is the President of that organization. He also served as President of the Puerto Rico Numismatic Society from 1983 to 1984, President of the Eastern Region Arts and Culture Foundation and the Humacao Chapter of the Puerto Rico Chamber of Commerce in 1992, and President of the Humacao Rotary Club in 1995.

         Julian S. Inclan (Age 52) - Director of the Company since 1995 (including terms as director of the Bank). President of American Paper Corporation (distributor of fine papers, office supplies and graphic art supplies) in San Juan, Puerto Rico, since September 1994. Mr. Inclan has served as Managing General Partner of Calibre, S.E. (a real estate investment company) since 1991, and as President of Inclan Realty (a real estate development company), San Juan, Puerto Rico, since 1991. He is also the President of Inmac Corporation (a leasing and investment company that is currently inactive), San Juan, Puerto Rico, since 1989. From 1978 to 1982 he served as Vice President and General Manager of St. Regis Paper and Bag, a division of Puerto Rican Cement Co., Inc. (a publicly traded company), San Juan, Puerto Rico.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

         Pablo I. Altieri (Age 56) - Director of the Company since 1990 (including terms as director of the Bank). He is a cardiologist and a Professor of Medicine and Physiology at the University of Puerto Rico School of Medicine. Dr. Altieri is also a member of the Board of Directors of Corporacion para el Desarrollo Tecnologico de Recursos

         Tropicales de Puerto Rico (charitable organization) located in San Juan, Puerto Rico, and a member of the Board of Directors of Casa Roig Foundation (charitable organization) in Humacao, Puerto Rico.

         Diego Perdomo (Age 66) - Director of the Company since 1996 (including terms as director of the Bank). Mr. Perdomo is a certified public accountant and has been a partner of Diego Perdomo & Company (an accounting firm), San Juan, Puerto Rico, since 1968.

         Francisco Arrivi (Age 55) - Director of the Company since 1998 (including terms as director of the Bank). Mr. Arrivi has been the President and Chief Executive Officer of Pulte International Caribbean Corp., a subsidiary of Pulte Corporation (a publicly traded company), San Juan, Puerto Rico, since March 1999. He was the President and Chief Executive Officer of Interstate General Properties LP, S.E., a subsidiary of Interstate General Company LP (a publicly traded company), San Juan, Puerto Rico, from 1995 to 1999, and Vice President and Chief Financial Officer of that company, from 1990 to 1995. He was also a director of Interstate General Properties LP, S.E. from 1996 to 1998. He was also Vice President and Manager of the Real Estate Department of The Chase Manhattan Bank, San Juan, Puerto Rico, from 1985 to 1990. He served as a director of American Communities Property Trust (a publicly traded company), San Juan, Puerto Rico, from 1998 to 1999. Since May 2001, he serves as a director of the Puerto Rico Aqueduct and Sewer Authority (a government instrumentality of the Commonwealth of Puerto Rico).

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following information is supplied with respect to the Named Executive Officers and the other executive officers of the Company who do not serve on the Board of Directors. Other than the Company's employment agreements with Messrs. Jose Rafael Fernandez, Andres Muniz, Rafael Valladares and Marcial Diaz, there are no arrangements or understandings pursuant to which any of the executive officers was selected as an officer of the Company, and no executive officer is related to any other director or executive officer of the Company by blood, marriage or adoption (excluding those that are more remote than first cousin).

         Jose Rafael Fernandez (Age 38) - Senior Executive Vice President of the Company and President of Oriental Financial Services Corp., the Company's securities broker-dealer subsidiary, since June 2001. He is also the President and Chairman of the Board of Directors of Puerto Rico Growth Fund, Inc. (a Puerto Rico open-end, management investment company). He was Executive Vice President of Oriental Financial Services Corp. from 1999 to 2001, and Senior Vice President of said entity from 1997 to 1999. Also, he was Vice President of Sales and Marketing of Oriental Financial Services Corp. from 1993 to 1997. He joined the Bank in 1991 as an Assistant Vice President of the Treasury Department and in 1992 was in charge of the Bank's sales and marketing efforts for individual retirement accounts. Before joining the Bank in 1991, Mr. Fernandez worked in New York, New York, and Buenos Aires, Argentina, for the investment department of The Chase Manhattan Bank. He is a member of the Board of Trustees of the Sacred Heart University, San Juan, Puerto Rico and of the Board of Directors of Advanced Imaging Interventional Center, Inc., Bayamon, Puerto Rico.

         Eli E. Diaz (Age 54) - Executive Vice President of the Company since June 1999. He is the Senior Vice President of the Commercial Loan Division of the Bank since January 2001. He was the Senior Vice President of Branch Administration and Consumer Loans of the Bank from May 1995 to December 2000. He was Vice President of Branch Administration and Consumer Loans of the Bank from May 1993 to May 1995. Mr. Diaz was a private consultant to financial enterprises from March 1988 to May 1993 and President and Chairman of the Board of Directors of Pioneer Finance Corporation, San Juan, Puerto Rico, from 1987 to 1992. He also served as Senior Vice President of Caguas Central Federal Savings Bank, San Juan, Puerto Rico, from March 1985 to February 1988; Vice President of Citicorp Acceptance Corporation, Los Angeles, California, from October 1982 to February 1985; Vice President and Senior Credit Officer of Citibank, N.A., San Juan, Puerto Rico, from April 1979 to October 1982; and President of General Discount Corporation; Allentown, Pennsylvania, from November 1969 to March 1976.

         Rafael Valladares (Age 44) - Senior Vice President and Principal Financial Officer of the Company and the Bank since June 1998. Previously, he was Senior Vice President and Comptroller of PonceBank, Ponce, Puerto

         Rico, from February 1985 to June 1998 and Senior Auditor of Deloitte & Touche (formerly Deloitte, Haskins & Sells), San Juan, Puerto Rico, from 1978 to 1984. Mr. Valladares is a certified public accountant.

         Marcial Diaz (Age 38) - Executive Vice President of the Company in charge of Oriental Mortgage Corporation, the Bank's mortgage banking wholly-owned subsidiary, since October 1999. He was Senior Vice President of Oriental Mortgage Corporation from 1997 to 1999, and the Vice President and the Marketing Manager of that company from 1994 to 1997 and from 1989 to 1994, respectively. He was also a Loan Production Supervisor at Banco Central Hispano, San Juan, Puerto Rico, from 1987 to 1989, and Marketing Representative for Doral Mortgage Corporation, San Juan, Puerto Rico, from 1985 to 1987. Mr. Diaz is a member of the Puerto Rico Association of Realtors and a member of the Board of Directors of San Juan Board of Realtors and Mortgage Loan Officers Association.

         Andres Muniz (Age 45) - Senior Vice President of the Company since February 1997. He is also the Senior Vice President of Branch Sales and Marketing of the Bank since November 2000. He was the Senior Vice President of Communications of the Bank from February 1997 to November 2000. He was Vice President of Marketing of the Bank from 1993 to January 1997. Before joining the Bank in 1993, Mr. Muniz was a Senior Account Executive at De La Cruz and Associates (an advertising firm), San Juan, Puerto Rico, from 1988 to 1993; Account Executive at Merced, Benitez and Machin (an advertising firm), San Juan, Puerto Rico, from 1987 to 1988; Marketing Manager at Caribbean Restaurants (local Burger King franchisee), San Juan, Puerto Rico, from 1985 to 1987; and Promotion Manager at Colgate Palmolive, San Juan, Puerto Rico, from 1982 to 1985.

         Juan D. Berrios (Age 54) - Senior Vice President and Trust Officer of the Bank since September 2000. He is also the Secretary and Vice President of Puerto Rico Growth Fund, Inc. (a Puerto Rico open-end, management investment company). Mr. Berrios joined the Bank in 1989 as Vice President of Mortgage Lending. In 1994 Mr. Berrios was appointed Vice President of the Mortgage Servicing Department. In 1997, he was promoted to Senior Vice President in charge of Leasing and Collections and later that same year he was named Senior Vice President of Mortgage Operations. Before joining the Bank, Mr. Berrios was Regional Manager of the Mortgage Guaranty Insurance Corporation for 13 years; worked as a consultant for Doral Mortgage Corp.; practiced law; and worked as Director of Banco Central Hispano's Mortgage Department.

         Andres Morgado (Age 42) - Former Executive Vice President of the Company from June 1999 to August 17, 2000. Former Senior Vice President and Trust Officer of the Bank from May 1995 to August 17, 2000. He was Vice President and Trust Officer of the Bank from February 1990 to May 1995. Previously was Chief Operating Officer and Trust Officer of Commercial Trust Company, Inc., San Juan, Puerto Rico, from June 1988 to February 1990; Vice President Investments of Drexel Burnham Lambert Puerto Rico, Inc., San Juan, Puerto Rico, from April 1987 to June 1988; and Tax Manager, Deloitte & Touche (formerly Deloitte, Haskins & Sells), San Juan, Puerto Rico, from 1979 to 1987.

                          BOARD MEETINGS AND COMMITTEES

         The Board of Directors held thirteen meetings during the fiscal year ended June 30, 2001. The Company has two standing committees: Audit and Compensation (as described below). During fiscal 2001, directors received a fee of $750 for each Board meeting attended and $250 for each committee meeting attended. Only directors who are not officers of the Company, including its subsidiaries, receive fees for attendance at such meetings. No director attended fewer than 75% of the meetings held in fiscal 2001, including meetings of committees on which he/she served during the year.

         The Audit Committee assists the Board of Directors in its oversight of the Company's financial reporting process. Its primary duties include serving as an independent and objective party to monitor the Company's financial reporting process and internal control systems; reviewing and appraising the audit efforts of the Company's independent auditors and internal auditing department; and providing an open way of communication among the Company's independent accountants, financial and senior management, internal auditing department and the Board of Directors. The members of this committee are Messrs. Diego Perdomo, Alberto Richa Angelini and Efrain Archilla. The committee met eight times in fiscal 2001. The Audit Committee operates pursuant to a written charter that has been approved and adopted by the Board of Directors. A copy of the charter is included as Appendix A to this Proxy Statement. The Audit Committee is composed only of non-employee directors, each of whom is "independent," as defined in the Listed Company Manual of the New York Stock Exchange.

         The Compensation Committee reviews and evaluates on a yearly basis the salary increases and bonuses of all of the Company's executive officers and makes recommendations to the Board of Directors. The Compensation Committee also administers the various stock option plans of the Company and the Bank and is given absolute discretion to, among other things, construe and interpret the plans; to prescribe, amend and rescind rules and regulations relating to the plans; to select the persons to whom options will be granted to determine the number of shares subject to each option; and to determine the terms and conditions to which each grant and/or exercise of the options is subject. The members of the committee are Messrs. Alberto Richa Angelini, Emilio Rodriguez, Jr. and Julian S. Inclan. The committee met two times in fiscal 2001.

         The Board of Directors does not have a standing nominating committee. Nominations are made by the Board of Directors. Although the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations for nominees from stockholders nor has it established procedures for this purpose. Article I, Section 13 of the Company's By-laws provides that stockholders entitled to vote for the election of directors may name nominees for election to the Board of Directors. Any such nominations must be submitted to the Secretary of the Company in writing at least five days prior to the Annual Meeting. The Company is not required to include nominations of stockholders in this Proxy Statement; however, if such a nomination is properly made, ballots will be provided for use by stockholders at the Annual Meeting bearing the name of such nominee(s).

                             EXECUTIVE COMPENSATION

       The following tables summarizes the total compensation for the Company's President and Chief Executive Officer and the four most highly paid executive officers of the Company, who were serving as executive officers at the end of fiscal 2001 (collectively referred to as the "Named Executive Officers"). The table includes compensation information about an executive officer who resigned on August 17, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                           ANNUAL                            LONG-TERM
                                                                        COMPENSATION                        COMPENSATION
                                                        ---------------------------------------------  ---------------------
NAME AND                                     FISCAL                                   OTHER ANNUAL     SECURITIES UNDERLYING
PRINCIPAL POSITION                            YEAR      SALARY ($)      BONUS ($)   COMPENSATION ($)*       OPTIONS(#)
----------------------                       ------     ----------      ---------   -----------------  ---------------------

Jose Enrique Fernandez                        2001        360,000              0         38,400                     0
President and Chief                           2000        360,000        260,000         38,400                     0
Executive Officer                             1999        325,000        365,000         38,400                60,000

Jose Rafael Fernandez                         2001        170,000         75,000         30,000               105,000
Senior Executive Vice President               2000        130,000        130,000         30,000                12,500
                                              1999        130,000        115,000         30,000                12,500

Eli E. Diaz                                   2001        146,250         65,000         30,000                37,500
Executive Vice President                      2000        142,500        130,000         30,000                12,500
                                              1999        135,000        120,000         30,000                12,500

Rafael Valladares                             2001        177,500         50,000         24,000                57,500
Senior Vice President and Principal           2000        125,000         75,000         24,000                12,500
Financial Officer                             1999         87,000         50,000         24,000                12,500

Marcial Diaz                                  2001        111,958         50,000         22,250                52,500
Executive Vice President                      2000         90,000         80,000         24,000                37,500
                                              1999         85,000         75,000         24,000                12,500

Andres Morgado(1)                             2001         20,567              0          3,913                     0
Former Executive Vice President               2000        150,000        150,000         30,000                12,500
and Trust Officer                             1999        150,000        135,000         30,000                12,500

(1) Mr. Morgado resigned on August 17, 2000.

---------------

* Consists of a car allowance.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

       The table below provides information regarding the options granted to the Named Executive Officers during fiscal 2001 under the 1996 Incentive Stock Option Plan:

                                                                                              POTENTIAL REALIZABLE VALUES AT
                                           PERCENT OF                                              ASSUMED ANNUAL RATES
                                             TOTAL                                                OF STOCK APPRECIATION
                               OPTIONS      OPTIONS       EXERCISE                            ------------------------------
         NAME                  GRANTED      GRANTED        PRICE          EXPIRATION DATE           5%              10%
----------------------------------------------------------------------------------------------------------------------------

Jose Enrique Fernandez               0          --              --                     --              --              --
Jose Rafael Fernandez           51,000         4.3%       $ 12.875        August 29, 2010        $181,413        $400,876
Eli E. Diaz                     22,500         1.9%       $ 12.875        August 29, 2010        $ 80,035        $176,857
Rafael Valladares               22,500         1.9%       $ 12.875        August 29, 2010        $ 80,035        $176,857
Marcial Diaz                    22,500         1.9%       $ 12.875        August 29, 2010        $ 80,035        $176,857
Andres Morgado(1)                    0          --              --                     --              --              --

         The table below provides information regarding the options granted to the Named Executive Officers during fiscal 2001 under the 2000 Incentive Stock Option Plan:


                                                                                            POTENTIAL REALIZABLE VALUES AT
                                         PERCENT OF                                            ASSUMED ANNUAL RATES
                                           TOTAL                                              OF STOCK APPRECIATION
                             OPTIONS      OPTIONS       EXERCISE                            ------------------------------
         NAME                GRANTED      GRANTED        PRICE          EXPIRATION DATE           5%             10%
--------------------------------------------------------------------------------------------------------------------------

Jose Enrique Fernandez             0          --              --                     --              --              --

Jose Rafael Fernandez         34,000        2.86%       $ 11.940        August 29, 2010        $112,159        $247,843
                              20,000        1.68%       $ 13.400         March 15, 2011        $ 74,043        $163,617

Eli E. Diaz                   15,000        1.26%       $ 11.940        August 29, 2010        $ 49,482        $109,342

Rafael Valladares             15,000        1.26%       $ 11.940        August 29, 2010        $ 49,482        $109,342
                              20,000        1.68%       $ 13.400         March 15, 2011        $ 74,043        $163,617

Marcial Diaz                  15,000        1.26%       $ 11.940        August 29, 2010        $ 49,482        $109,342
                              15,000        1.26%       $ 13.400         March 15, 2011        $ 55,533        $122,713

Andres Morgado(1)                  0          --              --                     --              --              --

---------------

(1) Mr. Morgado resigned on August 17, 2000.

                         AGGREGATED OPTION/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF         UNEXERCISED
                                                                  UNEXERCISED       IN-THE-MONEY
                                                                OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                FISCAL YEAR-END    FISCAL YEAR-END
                                                                ----------------  ------------------
                         SHARES ACQUIRED                          EXERCISABLE/       EXERCISABLE/
NAME                      ON EXERCISE(#)    VALUE REALIZED($)   UNEXERCISABLE(#)   UNEXERCISABLE($)
-----------------------------------------------------------------------------------------------------

Jose Enrique Fernandez        60,000             $715,200        49,532/166,769   $941,108/$2,026,901
Jose Rafael Fernandez          4,000             $ 35,880         6,663/149,997   $126,597/$2,374,943
Eli E. Diaz                    5,000             $ 39,594          3,333/57,497    $63,327/$1,092,443
Rafael Valladares                  0                    0              0/95,830          0/$1,092,600
Marcial Diaz                   1,500             $ 13,350          5,000/88,000    $95,000/$1,149,500
Andres Morgado(1)                  0                    0                   0/0                   0/0

---------------
(1) Mr. Morgado resigned on August 17, 2000.

EMPLOYMENT AGREEMENTS

Jose Enrique Fernandez

         On December 22, 1998, the Bank and Jose Enrique Fernandez entered into an employment agreement for a term of three years. The employment agreement provides for an increase in salary to $340,000 for fiscal 2000, and further increases to $360,000 for fiscal 2001 and to $380,000 for fiscal 2002, and an annual automobile and expense allowance of $38,400. The employment agreement also provides that the Bank will pay for Mr. Fernandez's membership in such social and business clubs that in his judgment are reasonably necessary for the performance of his bank-related duties. Also, under the employment agreement, the Bank will pay for a 10-year term life insurance policy in the amount of $1,500,000, covering the life of Mr. Fernandez, for the benefit of Mr. Fernandez' estate. The employment agreement also provides that, during its term, the Board of Directors will nominate and recommend to the stockholders the election of Mr. Fernandez as a director at any election of directors in which his term as a director will expire, and, if elected, the Board of Directors will name Mr. Fernandez to the position of Chairman. Pursuant to the employment agreement, the Bank granted to Mr. Fernandez options to purchase 60,000 shares of Common Stock under the 1996 Incentive Stock Option Plan. The stock options may be exercised by Mr. Fernandez during a period commencing on the first anniversary and ending on the tenth anniversary of the employment agreement. Notwithstanding the above limitations, these stock options will become immediately exercisable if Mr. Fernandez dies or is disabled, retires from employment with the Bank, or if there occurs a "change in control" of the Bank. The options shall survive one year after termination of the employment agreement, unless termination is the result of Mr. Fernandez's illegal conduct or gross misconduct materially injurious to the Company, or; a regulatory order, or; as a result of appointment by court or other public authority of a legal custodian for the Company for the purpose of liquidation.

         The employment agreement may be terminated by the Bank for "just cause" (as such term is defined in the employment agreement) at any time. In the event employment is terminated for "just cause," Mr. Fernandez will have no right to compensation or other benefits for any period after such termination. The employment agreement also provides for payments and other benefits for Mr. Fernandez if there occurs a "change in control" of the Bank or in the event of involuntary termination of employment in connection with any "change in control" of the Bank, as defined therein. The term "change in control" is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. ss. 1817(j) and 12 C.F.R. ss. 303.4, or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, or (iii) when during any period of two consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office, who were directors at the beginning of the period.

         The employment agreement also provides that Mr. Fernandez may terminate his employment for "good reason," which includes: (i) failure by the Bank to comply with any material provision of the employment agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Fernandez to the Bank; and (ii) any purported termination of Mr. Fernandez's employment which is not effected pursuant to a notice of termination satisfying certain requirements set forth in the employment agreement.

         In the event that there occurs a "change in control," or if Mr. Fernandez is terminated other than for "just cause" and in connection with a "change in control," the Bank will pay Mr. Fernandez an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernandez) during the year in which the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Fernandez terminates his employment for "good reason," the severance payments from the Bank will be equal to the aggregate annual compensation paid or payable to Mr. Fernandez (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernandez) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Fernandez had been terminated for other than "just cause" as of June 30, 2001, he would have been entitled to a severance payment of approximately $1,195,200. If Mr. Fernandez had terminated his employment for "good reason," as of June 30, 2001, he would have been entitled to a severance payment of approximately $796,800.

         The employment agreement contains provisions restricting Mr. Fernandez' ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with the Bank. The employment agreement does not contain any provision restricting Mr. Fernandez's right to compete against the Bank upon termination of employment.

Jose Rafael Fernandez

         On February 16, 2001, the Company and Jose Rafael Fernandez entered into an employment agreement for a term of two and a half years. The employment agreement provides for a minimum base salary of $200,000 from January 1, 2001 through June 30, 2002; $250,000 from July 1, 2002 through June 30, 2003 and $285,000 from July 1, 2003 through June 30, 2004; an annual automobile and expense allowance of $30,000; an annual allowance of $6,000 during the first year of the employment agreement and $10,000 per year from January 1, 2002 to the expiration of the term of the employment agreement for membership expenses for social and business clubs that in the judgment of the Company's Chief Executive Officer are reasonably appropriate to the performance of the duties of Mr. Fernandez pursuant to the employment agreement; and an annual performance bonus of not less than $100,000 commencing in fiscal 2002. The employment agreement contains a provision for automatic one year extensions of said agreement unless terminated by either party. Any salary increases for this agreement, or extensions thereof, shall be mutually agreed to by the Company and Mr. Fernandez. The employment agreement also provides that Mr. Fernandez will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of the Company for which Mr. Fernandez may qualify. Such benefits will be provided to Mr. Fernandez while he is employed under the terms of the employment agreement or any extension thereof. Pursuant to the employment agreement, the Company granted Mr. Fernandez options to purchase not less than 20,000 shares of

Common Stock starting in fiscal 2002. The stock options may be exercised by Mr. Fernandez during a period commencing on the first and ending on the tenth anniversary of the employment agreement. Notwithstanding the above limitations, these stock options will become immediately exercisable if Mr. Fernandez dies, is disabled, retires from employment with the Company or if there occurs a change in control of the Company. The options shall survive one year after termination of the employment agreement, unless termination is the result of Mr. Fernandez's illegal conduct or gross misconduct materially injurious to the Company, or a regulatory order, or; as a result of appointment by court or other public authority of a legal custodian for the Company for the purpose of liquidation.

         The employment agreement may be terminated by the Company for "just cause" (as such term is defined in the employment agreement) at any time. In the event that employment is terminated for "just cause," Mr. Fernandez will have no right to compensation or other benefits for any period after such termination. The employment agreement also provides for payment and other benefits for Mr. Fernandez if there occurs a "change in control" of the Company or in the event of involuntary termination of employment in connection with any "change in control" of the Company, as defined therein. The term "change in control" is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. ss. 1817(j) and 12 C.F.R. ss. 303.4; or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934.

         The employment agreement also provides that Mr. Fernandez may terminate his employment for "good reason," which includes: (i) failure by the Company to comply with any material provision of the employment agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Fernandez to the Company; and (ii) any purported termination of Mr. Fernandez' employment which is not affected pursuant to a notice of termination satisfying certain requirements set forth in the employment agreement.

         In the event that there occurs a "change of control," or if Mr. Fernandez is terminated other than for "just cause" and in connection with a "change in control," the Company will pay Mr. Fernandez an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernandez) during the year the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Fernandez terminates his employment for "good reason," the severance payments from the Company will be equal to the aggregate annual compensation paid or payable to Mr. Fernandez (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernandez) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Fernandez had been terminated for other than "just cause", as of June 30, 2001, he would have been entitled to a severance payment of approximately $825,000. If Mr. Fernandez had terminated his employment for "good reason," as of June 30, 2001 he would have been entitled to a severance payment of approximately $550,000.

         The employment agreement contains provisions restricting Mr. Fernandez' ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with the Company for a period of one year subsequent to the termination of the employment agreement. The employment agreement further contains provisions protecting the confidential information and trade secrets of the Company while Mr. Fernandez is employed by the Company.

Rafael Valladares

         On June 30, 1998, the Company and Rafael Valladares entered into an employment agreement for a term of two years. The employment agreement provides for a minimum base salary of $90,000 for fiscal 1999, and a further increase to $150,000 for fiscal 2000, and an annual automobile and expense allowance of $24,000. The employment agreement contains a provision for automatic one year extensions of said agreement unless terminated by either party. Any salary increases for this agreement, or extensions thereof, shall be mutually agreed to by the Company and Mr. Valladares. The employment agreement also provides that Mr. Valladares will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of the Company for which Mr. Valladares may qualify. Such benefits will be provided to Mr. Valladares while he is employed under the terms of the employment agreement or any extension thereof.

         The employment agreement may be terminated by the Company for "just cause" (as such term is defined in the employment agreement) at any time. In the event that employment is terminated for "just cause," Mr. Valladares will have no right to compensation or other benefits for any period after such termination. The employment agreement also provides for payment and other benefits for Mr. Valladares if there occurs a "change in control" of the Company or in the event of involuntary termination of employment in connection with any "change in control" of the Company, as defined therein. The term "change in control" is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. ss. 1817(j) and 12 C.F.R. ss. 303.4; or (ii) a change in control that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934; or (iii) when during any period of two consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office, who were directors at the beginning of the period.

         The employment agreement also provides that Mr. Valladares may terminate his employment for "good reason," which includes: (i) failure by the Company to comply with any material provision of the employment agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Valladares to the Company; and (ii) any purported termination of Mr. Valladares' employment which is not affected pursuant to a notice of termination satisfying certain requirements set forth in the employment agreement.

         In the event that there occurs a "change of control," or if Mr. Valladares is terminated other than for "just cause" and in connection with a "change in control," the Company will pay Mr. Valladares an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Valladares) during the year the termination occurs multiplied by 2.00. The payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Valladares terminates his employment for "good reason," the severance payments from the Company will be equal to the aggregate annual compensation paid or payable to Mr. Valladares (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Valladares) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Valladares had been terminated for other than "just cause," as of June 30, 2001, he would have been entitled to a severance payment of approximately $503,000. If Mr. Valladares had terminated his employment for "good reason," as of June 30, 2001 he would have been entitled to a severance payment of approximately $503,000.

         The employment agreement contains provisions restricting Mr. Valladares' ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with the Company. The employment agreement further contains provisions protecting the confidential information and trade secrets of the Company while Mr. Valladares is employed by the Company. The employment agreement does not contain any provision restricting Mr. Valladares' right to compete against the Company upon termination of employment.

Marcial Diaz

         On March 15, 2001, the Company and Marcial Diaz entered into an employment agreement for a term of three years. The employment agreement provides for a minimum base salary of $126,000 from March 15, 2001 through March 14, 2002, and further increases to $146,000 and $171,000 from March 15, 2002 through March 14, 2003 and from March 15, 2003 through March 14, 2004 respectively, an annual automobile and expense allowance of $18,000; an annual allowance of $10,000 for membership expenses for social and business clubs that in the judgment of the Company's Chief Executive Officer are reasonably appropriate to the performance of the duties of Mr. Diaz pursuant to the employment agreement; and an annual performance bonus of not less than $80,000 for fiscal 2002 and not less than $100,000 for fiscal 2003 and subsequent fiscal years. The employment agreement contains a provision for automatic one year extensions of said agreement unless terminated by either party. Any salary increases for this agreement, or extensions thereof, shall be mutually agreed to by the Company and Mr. Diaz. The employment agreement also provides that Mr. Diaz will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of the Company for which Mr. Diaz may qualify. Such benefits will be provided to Mr. Diaz while he is employed under the terms of the employment agreement or any extension thereof. Pursuant to the employment agreement, the Company granted Mr. Diaz options to purchase 15,000 shares of Common Stock at the signing of the employment agreement and not less than 15,000 shares of Common Stock each year thereafter. The stock options may be exercised by Mr. Diaz during a period commencing on the first and ending on the tenth anniversary of the employment agreement. Notwithstanding the above limitations, these Stock Options will become immediately exercisable if Mr. Diaz dies, is disabled, retires from employment with the Company or if there occurs a change in control of the Company. The options shall survive one year after termination of the employment agreement, unless termination is the result of Mr. Diaz' illegal conduct or gross misconduct materially injurious to the Company; or a regulatory order, or; as a result of appointment by court or other public authority of a legal custodian for the Company for the purpose of liquidation.

         The employment agreement may be terminated by the Company for "just cause" (as such term is defined in the employment agreement) at any time. In the event that employment is terminated for "just cause," Mr. Diaz will have no right to compensation or other benefits for any period after such termination. The employment agreement also provides for payment and other benefits for Mr. Diaz if there occurs a "change in control" of the Company or in the event of involuntary termination of employment in connection with any "change in control" of the Company, as defined therein. The term "change in control" is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. ss. 1817(j) and 12 C.F.R. ss. 303.4; or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934.

         The employment agreement also provides that Mr. Diaz may terminate his employment for "good reason," which includes: (i) failure by the Company to comply with any material provision of the employment agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Diaz to the Company, and (ii) any purported termination of Mr. Diaz' employment which is not affected pursuant to a notice of termination satisfying certain requirements set forth in the employment agreement.

         In the event that there occurs a "change of control," or if Mr. Diaz is terminated other than for "just cause" and in connection with a "change in control," the Company will pay Mr. Diaz an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Diaz) during the year the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Diaz terminates his employment for "good reason," the severance payments from the Company will be equal to the aggregate annual compensation paid or payable to Mr. Diaz (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Diaz) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Diaz had been terminated for other than "just cause," as of June 30, 2001, he would have been entitled to a severance payment of approximately $552,624. If Mr. Diaz had terminated his employment for "good reason," as of June 30, 2001 he would have been entitled to a severance payment of approximately $368,416.

         The employment agreement contains provisions restricting Mr. Diaz' ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with the Company for a period of one year subsequent to the termination of the employment agreement. The employment agreement further contains provisions protecting the confidential information and trade secrets of the Company while Mr. Diaz is employed by the Company.

401(K) PLAN

         All employees of the Company, including its subsidiaries, are eligible to participate in the Bank's Cash or Deferred Arrangement Profit Sharing Plan (the "401(k) Plan"). The 401(k) Plan is qualified under Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994, as amended. The 401(k) Plan offers eligible participants six investment alternatives: four U.S. mutual funds, a money-market account, and the Company's Common Stock. Contributions made through payroll deductions not in excess of 10% of annual base salary or $8,000, whichever is less, may be accumulated per year as before-tax savings. The Bank contributes 80 cents for each dollar contributed by an employee up to $832. The Bank charges its affiliates for amounts contributed by the Bank on their behalf with respect to their employees. The Bank's matching contribution is invested in the shares of Common Stock of the Company. The 401(k) Plan became effective on January 1, 1992. During fiscal 2001, the Bank contributed 7,873 shares of Common Stock to the 401(k) Plan, valued at $110,750, at the time of the contributions.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company operates in a highly competitive industry where the quality, creativity and professionalism of its executive officers is of utmost importance to the success, profitability and growth of the Company. Accordingly, the compensation program of the Company, which is managed by the Compensation Committee, is intended to retain and appropriately reward experienced and well-trained executive officers, align the long-term interests of the executive officers with those of the stockholders and tie total compensation opportunities to the achievement of the Company's institutional goals and the achievement of goals for each of its subsidiaries.

         The Compensation Committee evaluates the performance of management, reviews the compensation levels of members of management and evaluates and reviews all aspects of compensation for the Company's executive officers.

         In evaluating the performance and compensation of all of the executive officers, the Compensation Committee reviews available peer group information for comparable financial institutions or bank holding companies in Puerto Rico and the United States and assesses the performance in accordance with the overall attainment of the Company's goals for such fiscal year, which are set forth in the Company's three-year business plan that is updated and approved by the Board of Directors every fiscal year.

BONUS

         The compensation program for the Company's executive officers provides for a bonus whose purpose is to maximize the efficiency and effectiveness of the operation of the Company. The bonus that is paid to the executive officers is linked to the performance of the Company as an institution as well as to the performance of each of the Company's subsidiaries. In addition, in the event the institutional and individual goals are achieved, the amount of the bonus that is generally paid to the executive officers is determined so that the total salary and bonus compensation paid to them is competitive with the amounts paid by comparable financial institutions or bank holding companies in Puerto Rico and the United States.

LONG-TERM COMPENSATION

         The compensation program for the executive officers also contemplates long-term incentive compensation in the form of stock options granted under the Company's stock option plans. The Company's stock option plans provide for ownership of the Common Stock which, in turn, creates a direct relationship between the performance of the Company, as reflected by the market value of the shares of Common Stock, and executive compensation, and creates a direct link between the interests of the executive officers and the stockholders.

         The awards are made by the administrators of the Company's stock option plans, which are the members of the Compensation Committee. The plan administrators are given absolute discretion to select which of the eligible persons will be granted stock options and the amount of stock options to be granted to such persons. In general terms, the plan administrators, in determining such amounts, consider total compensation information obtained from various comparable financial institutions or bank holding companies in Puerto Rico and the United States that they track, as well as the general trend in total compensation in the industry.

FISCAL 2001 RESULTS

         Among the results of operations for fiscal 2001 that the Compensation Committee placed particular emphasis on when it approved the bonuses paid and the stock options granted to the executive officers, which amounts are set forth in separate tables in this Proxy Statement, are the following: (i) the Company earned $14.3 million in net income during fiscal 2001; (ii) the Company reported fully-diluted earnings per share (EPS) of $1.31 for fiscal 2001; (iii) the performance of each of the Company's subsidiaries; and (iv) the total financial assets owned or managed by the Company grew approximately 6.3% from $4.22 billion in fiscal 2000 to $4.49 billion in fiscal 2001.

COMPENSATION OF CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Mr. Jose Enrique Fernandez, who serves as President, Chief Executive Officer and Chairman of the Board of Directors of the Company and the Bank, negotiated the terms of his employment agreement with the Bank at arm's length with the Bank's Board of Directors. The current terms of Mr. Fernandez's employment, including his salary and certain other compensation arrangements, are described in this Proxy Statement under "EXECUTIVE COMPENSATION -- Employment Agreements."

         Mr. Fernandez's compensation in terms of bonus and any additional options granted to him under the Company's or the Bank's stock option plans was determined in accordance with the Company's compensation program described above and was based on considerations of competitive industry practice as well as the overall performance of the Company. In making such determination the Compensation Committee took into consideration the Company's performance as a whole during fiscal 2001 (as described above) and the achievement of goals through the years which are geared to ensure the Company's continued long-term growth and the enhancement of stockholder value, such as the further diversification of the Company's asset base and the emphasis on expanding the Company's services and non-interest income.

                                    SUBMITTED BY THE COMPENSATION COMMITTEE

                                                Julian S. Inclan
                                             Alberto Richa Angelini
                                             Emilio Rodriguez, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee has served as an officer or employee of the Company or any of its subsidiaries.

                             AUDIT COMMITTEE REPORT

         The Audit Committee assists the Board of Directors in its oversight of the Company's financial reporting process. The Audit Committee's responsibilities are more fully described in its charter, a copy of which is included as Appendix A to this Proxy Statement.

         Management has the primary responsibility for the preparation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

         In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for fiscal 2001 with the Company's management and has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees discussed with PricewaterhouseCoopers LLP their independence.

         Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission.

                                             SUBMITTED BY THE AUDIT COMMITTEE

                                                      Diego Perdomo
                                                  Alberto Richa Angelini
                                                    Efrain Archilla

                           INDEBTEDNESS OF MANAGEMENT

         Certain transactions involving loans and deposits were transacted during fiscal 2001 between the Bank, some of its directors and executive officers, including those of its affiliates, and persons related to or affiliated with such persons. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of uncollectability or other unfavorable features. At present, none of the loans to such directors and executive officers, including persons related to or affiliated with such persons, is non-performing.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company is required to identify any director, executive officer or person who owns more than ten percent of the Company's equity securities who failed to timely file with the Securities and Exchange Commission a required report under Section 16(a) of the Securities Exchange Act of 1934. Based solely on the review of copies of such forms and on other information furnished to the Company by such individuals, the Company believes that during and with respect to fiscal 2001 its directors and executive officers, and persons who own more than ten percent of the Company's equity securities, timely filed all required reports under Section 16(a) of the Securities Exchange Act of 1934, except that the following individuals inadvertently did not report on a timely basis the transactions described below:

         (1) In June 2001, Mr. Jose Enrique Fernandez, the Chairman, President and Chief Executive Officer, exercised 60,000 employee stock options. This transaction will be reported on a late Form 4 for June 2001.

         (2) In March and June 2001, Mr. Jose Rafael Fernandez, a Senior Executive Vice President, exercised a total of 4,000 employee stock options. These transactions will be reported on amended Forms 4 for March and June 2001, respectively. In December 2000 and March 2001, the Company issued a total of 105,000 stock options to Mr. Fernandez. These three stock option grants will be reported on a late Form 5 for fiscal 2001.

         (3) In May 2001, Mr. Eli E. Diaz, an Executive Vice President, exercised 2,500 employee stock options. This transaction will be reported on an amended Form 4 for May 2001. In December 2000, the Company issued a total of 37,500 stock options to Mr. Diaz. These two stock option grants will be reported on a late Form 5 for fiscal 2001.

         (4) In May 2001, Mr. Andres Muniz, a Senior Vice President, exercised 2,000 employee stock options. This transaction will be reported on an amended Form 4 for May 2001. In December 2000 and March 2001, the Company issued a total of 47,000 stock options to Mr. Muniz. These three stock option grants will be reported on a late Form 5 for fiscal 2001.

         (5) In May 2001, Mr. Juan D. Berrios, a Senior Vice President and Trust Officer, exercised 750 employee stock options. This transaction will be reported on an amended Form 4 for May 2001. In December 2000 and March 2001, the Company issued a total of 40,000 stock options to Mr. Berrios. These three stock option grants will be reported on a late Form 5 for fiscal 2001.

         (6) In December 2000 and March 2001, the Company issued a total of 57,500 stock options to Mr. Rafael Valladares, a Senior Vice President and Principal Financial Officer. These three stock option grants will be reported on a late Form 5 for fiscal 2001.

         (7) In December 2000 and March 2001, the Company issued a total of 52,500 stock options to Mr. Marcial Diaz, an Executive Vice President. These three stock option grants will be reported on a late Form 5 for fiscal 2001.

         (8) In December 2000 and March 2001, the Company issued a total of 4,500 stock options to Dr. Pablo I. Altieri, a Director. These three stock option grants will be reported on a late Form 5 for fiscal 2001.

         (9) In December 2000 and March 2001, the Company issued a total of 4,500 stock options to Mr. Efrain Archilla, a Director. These three stock option grants will be reported on a late Form 5 for fiscal 2001.

         (10) In December 2000 and March 2001, the Company issued a total of 4,500 stock options to Mr. Francisco Arrivi, a Director. These three stock option grants will be reported on a late Form 5 for fiscal 2001.

         (11) In December 2000 and March 2001, the Company issued a total of 4,500 stock options to Mr. Julian S. Inclan, a Director. These three stock option grants will be reported on a late Form 5 for fiscal 2001.

         (12) In December 2000, the Company issued a total of 3,000 stock options to Mr. Diego Perdomo, a Director. These two stock option grants will be reported on a late Form 5 for fiscal 2001.

         (13) In December 2000 and March 2001, the Company issued a total of 4,500 stock options to Mr. Alberto Richa Angelini, a Director. These three stock option grants will be reported on a late Form 5 for fiscal 2001.

         (14) In December 2000 and March 2001, the Company issued a total of 4,500 stock options to Mr. Emilio Rodriguez, Jr., a Director. These three stock option grants will be reported on a late Form 5 for fiscal 2001.

                                PERFORMANCE GRAPH

         The stock performance graph below compares the cumulative total stockholder return of the Company's Common Stock from June 30, 1989 to June 30, 2001 with the cumulative total return of the S&P 500 Composite Stock Index and the S&P Financial Index. The S&P 500 Composite Stock Index is a broad index which includes a wide variety of issuers and industries representatives of a cross section of the market. The S&P Financial Index is an index which includes a wide array of financial institutions or bank holding companies comparable to the Company.

                             CUMULATIVE TOTAL RETURN

                          6/89       6/90       6/91       6/92       6/93       6/94       6/95       6/96      6/97       6/98
                         ---------------------------------------------------------------------------------------------------------

Oriental
Financial Group Inc.     100.00      82.01     117.54     175.52     354.40     598.47     634.50     814.29    1489.02    2468.01

S&P 500                  100.00     116.49     125.10     141.88     161.22     163.49     206.11     259.71     349.82     455.33

S&P Financial
(Diversified)            100.00     110.44     113.25     137.44     199.16     196.13     246.38     327.72     486.36     749.25

                            6/99       6/00       6/01
                           -----------------------------

Oriental
Financial Group Inc.       2194.30    1357.24    1865.94

S&P 500                     558.95     599.47     510.57

S&P Financial
(Diversified)               973.25    1087.01    1266.12

                                    [CHART]

         The Board of Directors recognizes that the market price of the Company's Common Stock is influenced by many factors, only one of which is the Company's financial performance. The stock price performance graph shown above is not necessarily indicative of future price performance.

                              INDEPENDENT AUDITORS

         The Board of Directors requested and obtained proposals from several accounting firms in Puerto Rico, including PricewaterhouseCoopers LLP, in connection with the Company's annual and quarterly financial statements for the three fiscal years in the period ending June 30, 2004. After reviewing and considering each proposal, the Audit Committee recommended to the Board of Directors the appointment of Deloitte & Touche as the Company's independent auditors for fiscals 2002, 2003 and 2004. On September 25, 2001, the Board of Directors accepted such recommendation and appointed Deloitte & Touche as the Company's independent auditors for fiscals 2002, 2003 and 2004. This decision was based on the amount of fees quoted by each firm and the scope of services to be provided.

         PricewaterhouseCoopers LLP's report on the Company's financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles. During such two-year period and the current interim period through September 25, 2001, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP's satisfaction, would have caused them to make reference to such disagreements in their reports on the financial statements for such years.

         PricewaterhouseCoopers LLP are the Company's independent auditors for fiscal 2001. PricewaterhouseCoopers LLP will have a representative at the Annual Meeting who will have an opportunity to make a brief statement, if he/she so desires, and who will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP in connection with professional services rendered to the Company in fiscal 2001 were $178,000 for the audit of the annual financial statements and for the review of the quarterly financial statements.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers LLP did not render professional services to the Company relating to financial information systems design and implementation in fiscal 2001.

ALL OTHER FEES

         The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under "Audit Fees," in fiscal 2001 were $501,967. These fees relate substantially to tax and litigation support services.

         The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                             STOCKHOLDERS' PROPOSALS

         Stockholders' proposals intended to be presented at the 2002 annual meeting of stockholders must be set forth in writing and received by the Secretary of the Company, c/o Juan D. Berrios, Esq., 268 Munoz Rivera Avenue, Suite 503, San Juan, Puerto Rico 00918, no later than June 2, 2002 for inclusion in the Company's Proxy Statement and Form of Proxy relating to the 2002 annual meeting of stockholders and in order to be considered at such annual meeting.

                                 ANNUAL REPORTS

       A copy of the Company's annual report to stockholders for fiscal 2001 accompanies this Proxy Statement. Such annual report is not deemed to be "soliciting material".

       UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, FOR FISCAL 2001, AND A LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MR. ANDRES MUNIZ, SENIOR VICE PRESIDENT, ORIENTAL FINANCIAL GROUP INC., P.O. BOX 191429, SAN JUAN, PUERTO RICO 00919-1429.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                           Jose Enrique Fernandez
                                           Chairman, President and
                                           Chief Executive Officer

October 1, 2001
San Juan, Puerto Rico

                                                                      APPENDIX A

                          ORIENTAL FINANCIAL GROUP INC.

                   BOARD OF DIRECTORS' AUDIT COMMITTEE CHARTER

I.       PURPOSE:

         The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: (i) the financial reports and other financial information provided by the Company to any governmental body or to the public;
(ii) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and
(iii) the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

         - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

         - Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

         - Provide an open way of communication among the Company's independent accountants, financial and senior management, internal auditing department and the Board.

         The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

         The term "Company" shall mean Oriental Financial Group Inc. and its subsidiaries.

II.      COMPOSITION:

         The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall be financially literate and shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the Board, the members of the Committee may designate a Chairperson by a majority vote of all Committee members.

III.     MEETINGS:

         The Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. As part of its obligation to foster open communication, the Committee shall meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters it considers necessary. The Committee shall meet quarterly with the Company's management and independent accountants to review the Company's financial statements, consistent with Section IV(4) of this Charter.

IV.      RESPONSIBILITIES AND DUTIES:

         To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

(1)      Review and update this Charter periodically, as conditions dictate.

(2) Review the Company's audited financial statements and any reports or other financial information submitted to any governmental authority, or to the public, including any certification, report, opinion or review rendered by the independent accountants.

(3) Review the regular internal reports to management prepared by the internal auditing department and the management's response.

(4) Review the Company's annual and quarterly reports on Form 10-K and 10-Q, respectively, prior to their filing or prior to the release of the Company's earnings.

Independent Accountants

(5) Recommend to the Board the selection, evaluation and, where appropriate, replacement of the independent accountants, considering the accountants' independence, performance and effectiveness, and approve the fees and other compensation to be paid to such accountants. On an annual basis, the Committee shall review and discuss with the accountants their formal written statement delineating all relationships between the accountants and the Company, and shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants, and shall recommend that the Board take appropriate action in response to the accountants' report to satisfy itself of the accountants' independence.

(6) Periodically consult with the independent accountants out of the presence of management, about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes

(7) In consultation with the independent accountants and internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

(8) Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

(9) Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

Process Improvement

(10) Establish regular and separate systems for reporting to the Committee any significant judgments made by management, the independent accountants or the internal auditors in management's preparation of the Company's financial statements, and the opinion of each as to the appropriateness of such judgments.

(11) Following completion of the annual audit, review separately with management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

(12) Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

(13) Review with management, the independent accountants and the internal auditing department the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review shall be conducted at an appropriate time subsequent to the implementation of any such changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

(14) Obtain reports from management, the independent accountants and the internal auditors that the Company is in conformity with applicable legal requirements and with the Company's Code of Conduct.

(15) Review management's monitoring of compliance with the Company's Code of Conduct, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental and/or regulatory organizations, and to the public satisfy applicable legal and/or regulatory requirements.

(16) Review activities, organizational structure, and qualifications of the internal audit department.

(17) Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

(18) Review, with the Company's counsel, any legal matter that could have a material effect on the Company's financial statements.

(19) Perform from time to time any other activities consistent with this Charter, the Company's Certificate of Incorporation and By-laws, and applicable laws, rules or regulations, as the Committee or the Board deems necessary or appropriate.

ORIENTAL FINANCIAL GROUP INC.                                    REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 23, 2001 AND AT ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

THIS PROXY MAY BE REVOKED BY THE UNDERSIGNED AT ANY TIME BEFORE IT IS EXERCISED.

         The undersigned, being a stockholder of Oriental Financial Group Inc. (the "Company"), hereby authorizes the Board of Directors of the Company or any successors in their respective positions, as proxies with full powers of substitution, to represent the undersigned at the annual meeting of stockholders of the Company to be held at conference room 9-A of the McConnell Valdes law offices located at 270 Munoz Rivera Avenue, 9th Floor, San Juan, Puerto Rico, on Tuesday, October 23, 2001 at 10:00 a.m. (the "Annual Meeting"), and at any adjournment or postponement of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.       ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below (except   [ ] WITHOUT AUTHORITY to vote for
       as marked to the contrary below).           all nominees listed below.

To serve until the 2004 Annual Meeting: Messrs. Emilio Rodriguez, Jr. and Alberto Richa Angelini.

         INSTRUCTIONS: To withhold authority to vote or to cumulate the votes for one or more of the above nominee(s), write the name(s) of the nominee(s) and the manner in which such votes shall be withheld or cumulated in the space provided below.

              NAME                                   NUMBER OF VOTES
                                         (WITHHELD OR CUMULATED, PLEASE SPECIFY)


--------------------------------         ---------------------------------------


--------------------------------         ---------------------------------------

         In their discretion, the proxies are authorized to vote this proxy with respect to (i) the approval of the minutes of the last meeting of stockholders;
(ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the Annual Meeting; and (iv) such other matters as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management at present knows of no other business to be brought before the meeting other than those matters described in the accompanying Proxy Statement.

         Shares of common stock of the Company will be voted as specified in this proxy. In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the two nominees or in such other fashion as will most likely ensure the election of the nominees. If no specification is made above, shares will be voted "FOR" Proposal 1: "Election of Directors". This proxy cannot be voted for any person who is not a nominee of the Company's Board of Directors.

         The undersigned hereby acknowledges receipt of the Company's Proxy Statement for the Annual Meeting prior to the signing of this proxy.

Date:                      , 2001
     ----------------------


                                    --------------------------------------------
                                                    Signature


                                    --------------------------------------------
                                            Signature, if held jointly

                                    Please sign exactly as your name(s)
                                    appear(s) on this proxy. When signing in a representative capacity, please give your title.

                                    PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
                                    THIS PROXY CARD USING THE ENCLOSED ENVELOPE.